UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GRIDIRON BIONUTRIENTS, INC.
(Name of Registrant As Specified In Its Charter)

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GRIDIRON BIONUTRIENTS, INC.

40 Wall Street, Suite 2701

New York, New York 10005

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING STOCK OF GRIDIRON BIONUTRIENTS, INC.

This notice and accompanying Information Statement are furnished to the holders of shares of the common stock, par value $0.001 per share (“Common Stock”), of Gridiron BioNutrients, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”), each in connection with the approval of the actions described below. It is being furnished to the Company’s stockholders to advise them of the corporate actions described herein, which have been authorized by the Company’s board of directors (the “Board”) and by the written consent of stockholders owning a majority of the outstanding voting capital stock of the Company entitled to vote thereon.

On December 21, 2021, the Board unanimously approved (i) an amendment (the “Amendment”, a form of which is attached hereto as Exhibit A) to the Company’s Certificate of Incorporation to change its corporate name to “Innovation1 Biotech, Inc.” (the “Name Change”) and (ii) to change the ticker symbol of the Company’s common stock (the “Symbol Change”) to “INVB” or a similar ticker symbol as approved by the Financial Industry Regulatory Authority (“FINRA”).

Our stockholders are entitled to notice of this stockholder action by written consent. Since this action has been approved by written consent by the holders of the required majority of the voting power of our voting capital stock, no proxies are being solicited. The Name Change and the Symbol Change will not be effective until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Name Change and the Symbol Change will become effective on or about February 15, 2021.

Attached hereto for your review is an Information Statement relating to the Name Change and the Symbol Change. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

This Information Statement is being mailed to you on or about January __, 2021.

By Order of the Board of Directors,

/s/ Jeffrey J. Kraws
Jeffrey J. Kraws
Chief Executive Officer

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GRIDIRON BIONUTRIENTS, INC.

40 Wall Street, Suite 2701

New York, New York 10005

INFORMATION STATEMENT

January __, 2022

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about January ___, 2021 to the holders of the common stock of Gridiron BioNutrients, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”). This Information Statement is being circulated to advise stockholders of certain actions already approved and taken without a meeting by written consent of stockholders who hold a majority of the voting power of our voting capital stock.

On December 21, 2011, the Company’s board of directors (the “Board”) unanimously approved (i) an amendment (the “Amendment”, a form of which is attached hereto as Exhibit A) to the Company’s Certificate of Incorporation to change its corporate name to “Innovation1 Biotech, Inc.” (the “Name Change”) and (ii) to change the ticker symbol of the Company’s common stock (the “Symbol Change”) to “INVB” or a similar ticker symbol as approved by the Financial Industry Regulatory Authority (“FINRA”).

Under the Nevada Revised Statutes of the State of Nevada (the “NRS”), any action required or permitted by the NRS to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all voting shares entitled to vote thereon were present and voted. Prompt notice of the approval of any action so taken must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

Under the NRS and the Company’s Certificate of Incorporation, the affirmative vote of the holders of a majority of the Company’s outstanding voting capital stock is required to approve the Name Change. On December 21, 2021, four stockholders that, in the aggregate, are the record owners of 23,356,296 voting shares, representing in the aggregate approximately 99% of our outstanding voting capital stock, executed and delivered to the Company written consents authorizing and approving (i) the Name Change and (ii) the Symbol Change. These shareholders include ST Biosciences, Ltd., an affiliate of Jason Frankovich, a member of our Board, and Jeffrey J. Kraws, our Chief Executive Officer and member of our Board, and three other significant shareholders (together, the “Consenting Stockholders”).

Accordingly, the Name Change and the Symbol Change have been approved by stockholders representing the requisite number of shares of our outstanding voting capital stock. As such, no vote or further action of the stockholders of the Company is required to approve the Name Change and the Symbol Change. You are hereby being provided with this notice of the approval of the Name Change and related charter amendment and the Symbol Change by less than unanimous written consent of the stockholders of the Company.The Name Change will not be effective until at least 20 calendar days after this Information Statement has first been sent to stockholders, and not until we have received the approval of FINRA as discussed below.

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Our common stock is currently listed on the OTC Markets, and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934, the Name Change and the Symbol Change will require FINRA’s approval in order for it to be recognized for trading purposes. We will provide definitive information on our FINRA approval in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days upon the effectiveness of such Name Change and the Symbol Change.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

General

On December 21, 2021, the Board and the Consenting Stockholders approved the Name Change, which changes the Company’s name to “Innovation1 Biotech, Inc.,” and the Symbol Change, which changes the ticker symbol of our common stock to “INVB” or a similar ticker symbol as approved by FINRA. The Consenting Stockholders are:

Name and address of Beneficial Owner	amount of Beneficial Ownership		Percent of Beneficial Ownership
St Biosciences Ltd.	19,831,623		84.22%
Cavalry Fund I LP	1,174,891	(1)	4.99%
Lincoln Park Capital Fund, LLC	1,174,891	(2)	4.99%
L1 Capital Global Opportunities master Fund Ltd	1,174,891	(3)	4.99%

__________________________

(1)	Includes common stock equivalent voting attached to 2,694,514 shares of Series B Convertible Preferred Stock held by such stockholder which is subject to a beneficially ownership limitation of 4.99%.
(2)

Includes common stock equivalent voting attached to 2,694,514 shares of Series B-1 Convertible Preferred Stock held by such stockholder which is subject to a beneficially ownership limitation of 4.99%.

(3)

Includes common stock equivalent voting attached to 2,694,514 shares of Series B-1 Convertible Preferred Stock held by such stockholder which is subject to a beneficially ownership limitation of 4.99%.

Purpose of the Name Change and the Symbol Change

The purpose of the Name Change and Symbol Change is to better align our name and branding to our current business and strategy.

Potential Effects of Proposed Name Change and the Symbol Change

The Name Change and Symbol Change will affect all holders of our common stock and preferred stock uniformly. The Name Change and Symbol Change are not intended to, and will not, affect any stockholder’s percentage ownership interest in the Company.

The Name Change and Symbol Change will not change the terms of our common stock or preferred stock. After the Name Change and Symbol Change, the shares of our common stock and preferred stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock and preferred stock now authorized. Stockholders will not be requested to surrender for exchange any stock certificates they hold. On and after the effective date of the Name Change and Symbol Change, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date of the Amendment, newly issued stock certificates will bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

Vote Required

Pursuant to NRS, the approval of the corporate name change required a majority of the Company’s outstanding voting capital stock. As discussed above, stockholders owning greater than a majority of the Company’s common stock and preferred stock, voting as a single class and on an as-converted basis subject to certain beneficial ownership limitations contained in the terms of our preferred stock, have consented to Name Change and the Symbol Change.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

None of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

•	Any director or officer of our Company,

•	Any proposed nominee for election as a director of our Company, and

•	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 28, 2021 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer, and (iii) all executive officers and directors as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of December 28, 2021. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse:

Name and address of Beneficial Owner (1)	amount of Beneficial Ownership	Percent of Beneficial Ownership (2)
ST Biosciences, Ltd. 14 Wall Street, 20th Floor New York, New York 10005 (2)	19,831,623	99.057%
Timothy S. Orr (3)	86,811	0.433%
Jeffery J. Kraws (4)	1,289,056	6.438%
Jason Frankovich (5)	19,831,623	99.057%
All directors and executive officers as a group (3 persons) (3)	19,918,434	99.491%

__________________________

(1)	Unless otherwise notes, the address for each person listed in the table above is 40 Wall Street, Suite 2701, New York, New York 10005.

(2)

Based on 20,020,239 shares outstanding on the December 28,2021. The number of shares of our common stock owned are those “beneficially owned” as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

(3)

Timothy S. Orr is the former Chief Executive Officer of the Company and currently serves as the Company’s Interim Chief Financial Officer and a member of the Board. On January 1, 2022, Mr. Orr resigned as Interim Chief Financial Officer effective as of January 14, 2022.

(4)

Jeffery J. Kraws is the Chief Executive Officer of the Company and a member of the Board. Mr. Kraws is the Chief Executive Officer of STB and owns 6.5% of the issued and outstanding ordinary shares of STB (which represents an indirect ownership of 1,289,056 shares of our common stock).

(5)

Mr. Frankovich is a member of our Board. Mr. Frankovich is the Chairman of STB and owns 59% of the issued and outstanding ordinary shares of STB and, as such, is deemed to beneficially own the 19,831,623 shares of our common stock owned by STB. Mr. Frankovich disclaims beneficial ownership of 8,130,965 shares of our common stock.

PROPOSALS BY SECURITY HOLDERS

The Board knows of no other matters or proposals other than the actions described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting capital stock.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by the NRS which provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the action described in this Information Statement.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Gridiron BioNutrients, Inc. 40 Wall Street, Suite 2701, New York, NY 10005, Attn: Jeffrey J. Kraws, Chief Executive Officer, or by telephoning the Company at (800) 570-0438.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Gridiron BioNutrients, Inc. 40 Wall Street, Suite 2701, New York, NY 10005, Attn: Jeffrey J. Kraws, Chief Executive Officer, or by telephoning the Company at (800) 570-0438.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

By Order of the Board of Directors

January __, 2022	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws
Chief Executive Officer

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EXHIBIT A

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Gridiron BioNutrients, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The amendment changes the Articles of Incorporation to amend Article 1 so as to reflect a change in the Corporation's name from "Gridiron BioNutrients, Inc." to "Innovation1 Biotech, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 23,356,296 voting shares

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15